Exhibit 10.36

               LEVERAGED LEASE GUARANTY INDEMNIFICATION AGREEMENT

         This LEVERAGED LEASE GUARANTY INDEMNIFICATION AGREEMENT (this "Agreement") is made as of the 16th day of May, 1997 by and between Magellan International, Inc. ("Magellan") and Hughes Electronics Corporation (formerly known as GM Hughes Electronics Corporation) ("HE").


                                    RECITALS

         A. Hughes Communications Galaxy, Inc. ("HCG"), Hughes Communications Satellite Services, Inc. ("HCSS") and certain other indirect subsidiaries of HE previously entered into arrangements whereby HCG sold the Galaxy VII, SBS 6 and Galaxy III-R communications satellites to various parties and is leasing them back from such parties pursuant to lease agreements related to such satellites (the "Sale Leaseback Transactions").


         B. As part of the Sale Leaseback Transactions, HE guaranteed certain payment and performance obligations under the agreements relating to the Sale Leaseback Transactions.

         C. Under an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated September 20, 1996, by and among Hughes Communications, Inc. ("HCI"), HCG, HCSS, Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., PanAmSat Corporation and Magellan International, Inc., HCI and certain of its subsidiaries agreed to contribute to Magellan certain assets and obligations of the Galaxy Business (as defined in the Reorganization Agreement), including all of their rights and obligations in connection with the Sale Leaseback Transactions.


         D. Pursuant to an Assurance Agreement entered into on even date with the Reorganization Agreement, HE agreed to continue to guarantee the leveraged leases of transponders in connection with the Sale Leaseback Transactions.


         E. As a condition to consummation of the transactions contemplated by the Reorganization Agreement, Magellan has agreed to enter into this Agreement.


                                    AGREEMENT

         In consideration of the foregoing and the mutual promises contained in the Reorganization Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



                                    ARTICLE I
                                 INDEMNIFICATION



     1.1  Indemnification.

         (a) Magellan agrees to perform any obligation, commitment or undertaking of HE (the "Indemnified Party") required by any third party arising out of, resulting from or in connection with, any of the Sale Leaseback Transactions, and Magellan further agrees to indemnify, defend and hold harmless the Indemnified Party against any losses, claims, costs, expenses (including reasonable legal expenses), damages or liabilities, joint or several, arising out of, incurred as a result of or in connection with any such obligation, commitment or undertaking.

         (b) Promptly after an Indemnified Party becomes aware that a claim for indemnification under this Section 1.1 has arisen, the Indemnified Party shall notify Magellan in writing of such claim, accompanied by a written statement of the facts of which the Indemnified Party then is aware constituting the basis for such claim (in reasonable detail). Failure by any Indemnified Party to so notify Magellan shall not relieve Magellan of any liability hereunder except to the extent that such failure prejudices Magellan. The Indemnified Party shall not pay or settle any claim that is the subject of indemnification during this notice period without the prior written consent of Magellan.

         (c) Within 30 days of receiving the notice required by Section 1.1(b) Magellan may elect to pay, object to, compromise or defend such claim by providing the Indemnified Party with written notice of such election, which notice acknowledges Magellan's obligation to provide indemnification hereunder. If Magellan so elects and if Magellan is financially capable (based on Magellan's most recent financial statements) of satisfying when due the amount to which the claim for indemnification relates, then (i) the Indemnified Party shall not pay any third-party claim that is the subject of indemnification or enter into any settlement or other compromise with respect to such claim without the prior written consent of Magellan and (ii) Magellan shall have the right, in its sole discretion, to take control of the settlement, defense, investigation and any other actions with respect to such claim and to employ and engage attorneys of its own choice reasonably acceptable to HE to handle and defend the same, at Magellan's cost, risk and expense. Magellan shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that Magellan may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to such Indemnified Party, (ii) includes a complete release of the Indemnified Party and (iii) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party shall cooperate in all reasonable respects with Magellan and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross-claims and counterclaims), provided that Magellan shall pay all of HE's out-of-pocket expenses of providing such cooperation. The Indemnified Party also may participate in any investigation, trial and defense of such lawsuit or action controlled by Magellan and any appeal arising therefrom; provided that, if and to the extent that the Indemnified Party determines in its reasonable judgment based on advice of legal counsel that an actual or potential material conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel and the Indemnified Party informs Magellan that it desires to be represented by separate counsel, the Indemnified Party shall have the right to control its own defense of such claim and the reasonable fees and expenses of such separate counsel shall be borne by Magellan.

         (d) If, after receipt of a claim notice pursuant to Section 1.1(b), Magellan does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, at Magellan's expense, contest any lawsuit or action with respect to such claim and Magellan shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of Magellan).

         (e) Should the Indemnified Party receive any refund, in whole or in part, with respect to any claim paid by Magellan hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount Magellan or any of its (or any other person's) insurers has paid in respect of such claim) over to Magellan.


                                   ARTICLE II
                               GENERAL PROVISIONS


     2.1 Governing Law. This Agreement is deemed to be executed and delivered within the State of New York and shall be construed, interpreted and applied in accordance with the laws of the State of New York.

     2.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior discussions between them relative to such subject matter, and none of the parties shall be bound by any conditions, definitions, warranties or representations other than as expressly provided in this agreement or as duly set forth subsequent to the date hereof in writing and signed by a proper and duly authorized officer of the party to be bound thereby.

     2.3 Binding Effect. This Agreement inures to the benefit of and is binding upon each party and their respective subsidiaries, affiliates, successors and assigns.

     2.4 Notices. All notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be sent by registered express air mail or nationally recognized overnight delivery service on the date such notice is transmitted by telecopy to the address specified below:



                  In the case of Magellan to:

                           PanAmSat Corporation
                           One Pickwick Plaza
                           Greenwich, Connecticut 06830
                           Attention: James W. Cuminale, Esq.
                           Senior Vice President and General Counsel
                           Telephone (203) 622-6664
                           Telecopy (203) 662-9163

                  In the case of HE to:

                           Hughes Electronics Corporation
                           7200 Hughes Terrace
                           Los Angeles, California 90045
                           Attention: Robert Hall, Esq.
                           Telephone: (310) 568-7272
                           Telecopy: (310) 568-7834

Either party may change its address or telecopy number for notification purposes by giving the other party notice of the new address or telecopy number and the date upon which it will become effective.


     2.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between HE and Magellan.

     2.6 Section Headings. The article and section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

     2.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.

     2.8 Waivers. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

     2.9 Conflicts. In the event of a conflict between this Agreement and any amendment the terms of such amendment shall prevail.

     2.10 Amendment. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the parties have caused this Leveraged Lease Guaranty Indemnification Agreement to be executed by their duly authorized officers as of the date first specified above.



                                  MAGELLAN INTERNATIONAL, INC.


                                  By: /s/Kenneth N. Heintz
                                      -----------------------------
                                      Kenneth N. Heintz
                                      Treasurer




                                  HUGHES ELECTRONICS CORPORATION


                                  By: /s/Charles H. Noski
                                      -----------------------------
                                      Charles H. Noski
                                      Vice Chairman and Chief Financial Officer